Exhibit 5.01

[LETTERHEAD OF CARRINGTON COLEMAN SLOMAN & BLUMENTHAL, L.L.P.]

August 11, 2005

USA Truck, Inc.

3200 Industrial Park Road

Van Buren, Arkansas 72956

Ladies and Gentlemen:

We have acted as counsel for USA Truck, Inc., a Delaware corporation (the “Company”), in connection with the registration, pursuant to a registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), of the offering and sale by the Company of 2,000,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), and the offering and sale by the selling stockholders listed in the Registration Statement (the “Selling Stockholders”) of up to 1,450,000 issued and outstanding shares of Common Stock.

In connection with the foregoing, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of the Registration Statement, the form of the Underwriting Agreement to be entered into in connection with the public offering contemplated by the Registration Statement (the “Underwriting Agreement”), and such corporate records of the Company, certificates of officers of the Company, and other agreements, instruments, and documents as we have deemed necessary as a basis for the opinion hereinafter expressed. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to genuine original documents of all documents submitted to us as copies. We further have assumed in our examination of documents executed or to be executed that all parties thereto, other than the Company, had or will have the power, corporate or otherwise, to enter into and perform all obligations thereunder, the due authorization by all requisite action, corporate or otherwise, and execution and delivery of such documents by such parties, and the validity and binding effect thereof on such parties. As to various questions of fact, we have relied upon certificates or statements of responsible officers of the Company.

Based upon the foregoing, we are of the opinion that (i) the shares of Common Stock to be offered and sold by the Company, when issued, sold and delivered in accordance with the Underwriting Agreement as described in the Registration Statement, upon effectiveness of the Registration Statement, will be validly issued, fully paid and nonassessable, and (ii) the

USA Truck, Inc.

August 11, 2005

outstanding shares of Common Stock to be offered and sold by the Selling Stockholders have been validly issued and are fully paid and nonassessable.

In rendering the opinion expressed herein, we have assumed that no action taken by the Board of Directors of the Company in connection with the matters described or referred to herein will be modified, rescinded or withdrawn after the date hereof. We have also assumed that the Underwriting Agreement will be executed and delivered, substantially in the form examined by us and hereafter approved by the Pricing Committee of the Board of Directors, by one or more officers of the Company duly authorized to do so by the Board of Directors or such Pricing Committee.

The opinions expressed herein are limited in all respects to the Delaware General Corporation Law as in effect on the date hereof. We express no opinion as to the effect of the laws of any jurisdiction other than the Delaware General Corporation Law or as to any matter other than as expressly set forth herein. The opinions expressed herein are given as of the date of this letter, and we undertake no obligation to notify you of any change relating to any matter set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Respectfully submitted, CARRINGTON, COLEMAN, SLOMAN & BLUMENTHAL, L.L.P.

By:	/S/ KENN W. WEBB
Kenn W. Webb